NEWS RELEASE

Coeur Reports Third Quarter 2014 Results
Costs applicable to sales guidance reduced again
5% reduction in all-in sustaining costs per silver equivalent ounce1
Chicago, Illinois - November 5, 2014 - Coeur Mining, Inc. (the “Company” or “Coeur”) (NYSE: CDE) reported third quarter 2014 revenue of $170.9 million, adjusted net loss1 of $23.5 million, and cash flow from operating activities of $31.3 million, the highest level in more than a year. The Company realized average prices of $19.46 per silver ounce and $1,260 per gold ounce during the quarter, each 1% lower than the second quarter of 2014.
For the second time this year, Coeur is lowering its 2014 costs applicable to sales guidance to reflect further success in its efforts to reduce operating costs. The Company now estimates full-year costs applicable to sales will be $470 - $480 million (previously revised down to $490 - $510 million from $500 - $530 million). The Company is also meaningfully lowering its guidance for general and administrative expenses from $43 - $48 million to $40 - $42 million and amortization expense from $190 million to $170 million. Coeur is raising its exploration guidance from $23 - $28 million to $29 - $31 million (including capitalized drilling) due mainly to positive drill results at Kensington, reflecting the Company's success-based approach toward funding its exploration efforts. Coeur is maintaining its 2014 production outlook of 17.0 - 18.0 million silver ounces and 229,000 - 244,000 gold ounces as well as its full-year guidance for capital expenditures ($65 - $80 million).

Third Quarter Highlights

•	Silver equivalent production was 8.2 million ounces, a 1% increase compared with the second quarter

•	Silver production was 4.3 million ounces, a 4% decrease compared with the second quarter

•	Gold production was 64,989 ounces, a 6% increase compared with the second quarter

•	All-in sustaining costs per silver equivalent ounce[1] decreased 5% from the second quarter to $18.86

•
Costs applicable to sales per silver equivalent ounce increased 3% from the second quarter to $14.71 per silver equivalent ounce[1] partly due to a $1.6 million inventory adjustment[2] at Palmarejo, which represents $0.26 per silver equivalent ounce[1] on a consolidated basis

•	Kensington's costs applicable to sales per gold ounce declined 7% to $937, which included an inventory adjustment[2] equal to $48 per gold ounce

•	General and administrative expenses were $8.5 million, down 9% from the second quarter

•	Cash flow from operating activities was $31.3 million, compared to $30.5 million in the second quarter

•	Net income was $3.5 million, or $0.03 per share

•	Adjusted net loss[1] was $23.5 million, or $0.23 per share

•
Cash, cash equivalents, and short-term investments were $295.4 million at September 30, 2014, down $21.4 million from the second quarter due to the repurchase of $12.6 million of Coeur's 7.875% Senior Notes due 2021 (cash outlay of $12.4 million) and the acquisition of two royalties totaling $13.8 million

“Silver and gold prices ended the quarter 18% and 8%, respectively, lower than at the start, which represents a challenge for the entire precious metals industry,” said Mitchell J. Krebs, Coeur's President and Chief Executive Officer. “Our team remains focused on operating consistently and efficiently, on reducing our operating and non-operating costs, and on repositioning our mines to achieve strong, long-term free cash flow in the current price environment.

“Our strong liquidity position provides us with flexibility and the ability to invest in high-return, value-creating expansion opportunities that are expected to reduce unit costs at our Palmarejo, Rochester, and Kensington mines. In addition, our exploration initiatives are successfully identifying higher-grade mineralization at these same operations, which we expect to be a key component of the Company's future production and cash flow profile.”
Financial Highlights (Unaudited)

(Amounts in millions, except per share amounts, gold ounces produced & sold, and per-ounce metrics)	3Q 2014	2Q 2014	Quarter Variance	1Q 2014	4Q 2013	3Q 2013
Revenue	$170.9	$164.6	4%	$159.6	$168.8	$200.8
Costs Applicable to Sales	$125.9	$118.7	6%	$106.9	$101.4	$131.8
Net Income (Loss)	$3.5	$(43.1)	108%	$(37.2)	$(581.5)	$(46.3)
Earnings Per Share	$0.03	$(0.42)	107%	$(0.36)	$(5.77)	$(0.46)
Adjusted Net Income (Loss)[1]	$(23.5)	$(27.9)	16%	$(23.2)	$(26.7)	$(27.0)
Adjusted Net Income (Loss)[1] Per Share	$(0.23)	$(0.27)	15%	$(0.23)	$(0.27)	$(0.27)
Weighted Average Shares	102.6	102.4	—%	102.4	100.7	100.8
Cash Flow From Operating Activities	$31.3	$30.5	3%	$(9.6)	$10.4	$26.8
Capital Expenditures	$16.8	$15.4	9%	$11.9	$28.1	$32.7
Cash, Cash Equivalents & Short-Term Investments	$295.4	$316.8	(7%)	$318.6	$206.7	$211.4
Total Debt[3]	$469.5	$480.1	(2%)	$464.2	$308.6	$310.2
Average Realized Price Per Ounce - Silver	$19.46	$19.60	(1%)	$20.28	$20.50	$21.11
Average Realized Price Per Ounce - Gold	$1,260	$1,277	(1%)	$1,279	$1,206	$1,300
Silver Ounces Produced	4.3	4.5	(4%)	4.1	4.3	4.2
Gold Ounces Produced	64,989	61,025	6%	58,836	79,845	63,040
Silver Equivalent Ounces Produced[1]	8.2	8.1	1%	7.6	9.1	8.0
Silver Ounces Sold	4.3	4.6	(7%)	3.9	4.0	4.9
Gold Ounces Sold	69,541	57,751	20%	62,578	72,215	75,677
Silver Equivalent Ounces Sold[1]	8.4	8.1	4%	7.6	8.3	9.4
Costs Applicable to Sales per Silver Equivalent Oz1	$14.71	$14.31	3%	$13.22	$12.49	$13.82
Costs Applicable to Sales per Gold Oz (Kensington)	$937	$1,008	(7%)	$1,005	$677	$894
All-in Sustaining Costs per Silver Equivalent Oz1	$18.86	$19.89	(5%)	$19.09	$17.94	$19.83
Financial Results
Third quarter revenue increased $6.3 million, or 4%, compared with the second quarter to $170.9 million due to a 20% increase in gold ounces sold, partially offset by a 7% decline in silver ounces sold and slightly lower metal prices. Coeur realized average silver and gold prices of $19.46 per ounce and $1,260 per ounce, respectively, compared with realized average prices of $19.60 per ounce and $1,277 per ounce, respectively, in the second quarter. Gold contributed 51% of metal sales and silver contributed 49% during the third quarter.
General and administrative expenses were $8.5 million in the third quarter, down 9% from the second quarter. Cash flow from operating activities was $31.3 million in the third quarter, up slightly from $30.5 million in the second quarter. Capital expenditures of $16.8 million were 9% higher than the second quarter but 49% below the third quarter of 2013 and continue to track significantly below 2013 levels.
Net income was $3.5 million, or $0.03 per share, in the third quarter of 2014. Coeur's adjusted net loss1 was $23.5 million, or $0.23 per share, in the third quarter of 2014, compared with an adjusted net loss1 of $27.9 million, or $0.27 per share, in the second quarter. The third quarter adjusted net loss1 excludes an $18.8 million foreign exchange gain on deferred taxes, a $13.0 million favorable fair value adjustment, $2.4 million in stock-based compensation expense, and $1.4 million accretion of the Palmarejo royalty obligation. Fair value adjustments are primarily driven by changes to gold and silver prices, which adjust the estimated future liabilities for the Palmarejo gold production royalty and the Rochester 3.4% net smelter returns royalty.
Operations
Highlights of the third quarter 2014 results for each of the Company's operating segments are provided below.
Palmarejo, Mexico

(Dollars in millions, expect per ounce amounts)	3Q 2014	2Q 2014	1Q 2014	4Q 2013	3Q 2013
Underground Operations:
Tons mined	169,656	177,359	209,854	237,384	219,909
Average silver grade (oz/t)	4.88	6.15	5.95	6.00	4.73
Average gold grade (oz/t)	0.10	0.11	0.11	0.14	0.11
Surface Operations:
Tons mined	343,001	320,583	358,222	361,493	385,379
Average silver grade (oz/t)	3.09	3.72	3.50	3.49	3.49
Average gold grade (oz/t)	0.03	0.03	0.03	0.03	0.03
Processing:
Total tons milled	518,212	534,718	571,345	595,803	583,365
Average recovery rate – Ag	82.7%	75.6%	73.3%	74.5%	81.8%
Average recovery rate – Au	86.9%	78.9%	78.0%	80.6%	87.6%
Silver ounces produced (000's)	1,533	1,761	1,820	1,994	1,918
Gold ounces produced	22,514	23,706	25,216	35,486	29,893
Silver equivalent ounces produced[1]	2,883	3,183	3,333	4,123	3,711
Silver ounces sold (000's)	1,605	1,983	1,677	1,768	2,592
Gold ounces sold	23,600	25,753	26,422	31,360	38,385
Silver equivalent ounces sold[1]	3,021	3,528	3,262	3,650	4,895
Revenues	$61.4	$72.4	$68.0	$75.9	$104.5
Costs applicable to sales	$46.0	$49.6	$43.6	$39.9	$66.8
Costs applicable to sales per silver equivalent ounce[1]	$15.22	$14.04	$13.36	$10.90	$13.66
Exploration expense	$2.6	$1.6	$1.0	$1.1	$0.9
Cash flow from operating activities	$20.2	$27.4	$10.2	$16.6	$50.8
Sustaining capital expenditures	$1.9	$5.3	$3.7	$4.6	$7.1
Development capital expenditures	$4.0	$0.3	$—	$4.3	$3.2
Total capital expenditures	$5.9	$5.6	$3.7	$8.9	$10.3
Free cash flow (before royalties)	$14.3	$21.8	$6.5	$7.7	$40.5
Royalties paid (credited)	$11.4	$12.3	$14.7	$13.5	$12.6
Free cash flow[4]	$2.9	$9.5	$(8.2)	$(5.8)	$27.9

•
Guadalupe development is progressing well, with approximately 1,450 meters of development completed as of October 31, 2014, which is approximately 50% ahead of plan. Coeur expects to begin mining approximately 500 tons per day from Guadalupe before year-end and anticipates achieving average production levels of 1,500 tons per day in the third quarter of 2015

•
Cash flow from operating activities was $20.2 million in the third quarter, below the $27.4 million generated in the second quarter mainly due to fewer ounces sold and slightly higher unit costs. Costs applicable to sales per silver equivalent ounce[1] of $15.22 includes an inventory adjustment[2] to net realizable value of $0.53 per silver equivalent ounce

•	Capital expenditures of $5.9 million in the third quarter increased 5% from the second quarter. The majority of capital spending during the quarter was related to development work at Guadalupe
Rochester, Nevada

(Dollars in millions, expect per ounce amounts)	3Q 2014	2Q 2014	1Q 2014	4Q 2013	3Q 2013
Ore tons placed	3,892,421	3,329,582	3,640,861	4,569,588	2,678,906
Average silver grade (oz/t)	0.51	0.58	0.59	0.57	0.53
Average gold grade (oz/t)	0.005	0.003	0.003	0.002	0.003
Silver ounces produced (000's)	1,156	1,112	750	712	595
Gold ounces produced	11,702	9,230	8,192	7,890	4,824
Silver equivalent ounces produced[1]	1,858	1,666	1,242	1,186	885
Silver ounces sold (000's)	1,067	1,006	695	621	741
Gold ounces sold	8,932	8,970	7,770	6,323	6,539
Silver equivalent ounces sold[1]	1,603	1,544	1,161	1,000	1,133
Revenues	$32.4	$31.2	$24.2	$20.6	$24.3
Costs applicable to sales	$23.7	$24.4	$14.7	$16.6	$17.9
Costs applicable to sales per silver equivalent ounce[1]	$14.80	$15.79	$12.67	$16.63	$15.83
Exploration expense	$0.1	$0.7	$1.2	$1.0	$0.6
Cash flow from operating activities	$8.2	$4.3	$(9.0)	$(9.7)	$(3.6)
Sustaining capital expenditures	$3.0	$3.9	$1.0	$7.2	$12.3
Development capital expenditures	$1.2	$0.1	$—	$—	$—
Total capital expenditures	$4.2	$4.0	$1.0	$7.2	$12.3
Free cash flow[4]	$4.0	$0.3	$(10.0)	$(16.9)	$(15.9)

•	Silver-equivalent production increased 12% from the second quarter and cash flow from operating activities of $8.2 million reached the highest level in nearly two years

•	Third quarter costs applicable to sales per silver equivalent ounce[1] were $14.80, down 6% from the second quarter due to lower crushing and leaching costs

•	Capital expenditures were $4.2 million during the third quarter, up slightly from the second quarter but continuing to track significantly below year-ago levels
Kensington, Alaska

(Dollars in millions, expect per ounce amounts)	3Q 2014	2Q 2014	1Q 2014	4Q 2013	3Q 2013
Tons milled	145,097	163,749	159,697	149,246	147,427
Average gold grade (oz/t)	0.23	0.18	0.17	0.26	0.20
Average recovery rate	93.0%	94.5%	94.5%	93.6%	94.1%
Gold ounces produced	30,773	28,089	25,428	36,469	28,323
Gold ounces sold	37,009	23,028	28,386	34,533	30,752
Revenues	$45.9	$29.0	$36.1	$39.7	$38.9
Costs applicable to sales	$34.7	$23.2	$28.5	$23.4	$27.5
Costs applicable to sales per gold ounce	$937	$1,008	$1,005	$677	$894
Exploration expense	$2.6	$1.6	$1.0	$1.5	$1.5
Cash flow from operating activities	$17.0	$(0.6)	$13.9	$11.3	$1.9
Sustaining capital expenditures	$3.6	$4.0	$4.7	$5.7	$4.9
Development capital expenditures	$—	$—	$—	$—	$—
Total capital expenditures	$3.6	$4.0	$4.7	$5.7	$4.9
Free cash flow[4]	$13.4	$(4.6)	$9.2	$5.6	$(3.0)

•
Costs applicable to sales per gold ounce declined 7% from the second quarter to $937 including an inventory adjustment[2] to net realizable value of $48 per ounce. The strong cost performance was mainly due to a 28% increase in average head grade to 0.23 ounces per ton

•	Cash flow from operating activities of $17.0 million was the highest since Coeur began operating the mine

•	Capital expenditures of $3.6 million declined 10% from the second quarter, reaching the lowest level in more than a year

•
Coeur recently announced high-grade drill results from Kensington and anticipates releasing a new mine plan in early 2015, which is expected to reflect higher-grade production, lower unit costs, and higher cash flow over the life of the mine

San Bartolomé, Bolivia

(Dollars in millions, expect per ounce amounts)	3Q 2014	2Q 2014	1Q 2014	4Q 2013	3Q 2013
Tons milled	471,938	437,975	385,375	451,660	428,884
Average silver grade (oz/t)	3.70	3.87	3.88	3.79	3.89
Average recovery rate	86.5%	87.5%	90.5%	87.6%	91.5%
Silver ounces produced (000's)	1,509	1,481	1,355	1,499	1,528
Silver ounces sold (000's)	1,438	1,494	1,357	1,485	1,334
Revenues	$28.4	$29.1	$27.6	$30.6	$28.8
Costs applicable to sales	$20.4	$20.7	$18.9	$20.6	$17.7
Costs applicable to sales per silver equivalent ounce[1]	$14.22	$13.85	$13.93	$13.91	$13.25
Exploration expense	$—	$0.1	$—	$—	$—
Cash flow from operating activities	$12.3	$18.9	$4.5	$8.9	$7.6
Sustaining capital expenditures	$2.8	$1.7	$1.4	$1.8	$3.0
Development capital expenditures	$—	$—	$—	$2.0	$1.2
Total capital expenditures	$2.8	$1.7	$1.4	$3.8	$4.2
Free cash flow[4]	$9.5	$17.2	$3.1	$5.1	$3.4

•	Production, grades, recovery rates, and costs remain relatively stable at San Bartolomé
Coeur Capital

(Dollars in millions, expect per ounce amounts)	3Q 2014	2Q 2014	1Q 2014	4Q 2013	3Q 2013
Tons milled	199,757	185,538	193,219	200,843	197,237
Average silver grade (oz/t)	1.44	1.41	1.65	1.37	1.71
Average recovery rate	49.1%	42.4%	45.9%	42.0%	42.1%
Silver ounces produced (000's)	141	111	147	115	142
Silver ounces sold (000's)	141	106	147	113	186
Metal sales	$2.4	$2.0	$2.9	$2.1	$4.3
Royalty revenue	$0.6	$0.9	$1.0	$—	$—
Costs applicable to sales (Endeavor silver stream)	$1.1	$0.8	$1.2	$0.9	$1.9
Costs applicable to sales per silver equivalent ounce[1]	$7.71	$7.94	$8.05	$8.32	$10.09
Cash flow from operating activities	$1.4	$0.1	$1.5	$0.9	$1.3
Free cash flow[4]	$1.4	$0.1	$1.5	$0.9	$1.3

•	Coeur owns a 100% silver stream at the Endeavor mine in New South Wales, Australia up to a total of 20.0 million payable ounces. At September 30, 2014, the Company has received 5.3 million ounces

•	On July 2, 2014, Coeur acquired a pre-existing 3% net smelter royalty on the La Preciosa silver-gold project for $12.0 million

•
On September 2, 2014, Coeur paid $1.8 million for an additional 1.25% net smelter returns royalty on International Northair Mines Ltd.'s La Cigarra silver project and now holds a 2.5% net smelter returns royalty on the project

Downside Price Protection
The Company's downside metal price protection program uses put spreads to protect 25% - 40% of expected future production against a sharp decrease in metal prices, while selling intra-quarter, out-of-the-money call options when appropriate to offset the net cost of the put spreads. Put spreads for the fourth quarter of 2014 cover 1.25 million ounces of expected quarterly silver production and 25,000 ounces of expected quarterly gold production. Put spreads for the first quarter of 2015 cover 1.25 million ounces of expected silver production and 24,000 ounces of expected gold production. All put options purchased have a strike price of $18/ounce and $1,200/ounce for silver and gold, respectively. All put options sold have a strike price of $16/ounce and $1,050/ounce for silver and gold, respectively.
Exploration
Costs associated with exploration activities for the third quarter of 2014 were $6.6 million (expensed) for discovery of new silver and gold mineralization and $1.0 million (capitalized) for definition and expansion of mineralized material, for a total of $7.6 million. Coeur's exploration program used 11 drill rigs during the third quarter: four drills at Palmarejo, five at Kensington, and two at Rochester. This work resulted in completion of over 125,921 feet (38,381 meters) of combined core and reverse circulation drilling.
On October 6, Coeur announced high-grade drill results from Kensington, including at the nearby Jualin zone. Drilling has encountered high-grade gold in Kensington South (Zones 10 and 20) immediately beneath current production areas, located approximately 100 - 200 feet away from current mine development. Several holes have returned grades greater than 1.0 oz/ton gold. Drilling activity in Jualin Veins 4 and 5 has encountered several multi-ounce gold intercepts. Underground development at Jualin is planned for 2015. See the press release dated October 6, 2014 for further detail and the full drill results at Kensington.
2014 Production Outlook
Coeur's 2014 total silver and gold production guidance is unchanged as shown below.

(silver and silver equivalent ounces in thousands)	Silver	Gold	Silver Equivalent[1]
Palmarejo, Mexico	6,700 - 7,000	84,000 - 90,000	11,740 - 12,400
San Bartolomé, Bolivia	5,700 - 6,000	—	5,700 - 6,000
Rochester, Nevada	4,100 - 4,400	38,000 - 42,000	6,380 - 6,920
Endeavor, Australia	500 - 600	—	500 - 600
Kensington, Alaska	—	107,000 - 112,000	6,420 - 6,720
Total	17,000 - 18,000	229,000 - 244,000	30,740 - 32,640

Conference Call Information
Coeur will conduct a conference call and webcast at www.coeur.com to discuss the Company's third quarter results on November 6, 2014 at 11:00 a.m. Eastern time.
Dial-In Numbers:    (877) 768-0708 (U.S. and Canada)
(660) 422-4718 (International)
Conference ID:    716 78 102

A replay of the call will be available on Coeur's website through November 20, 2014.
Replay Numbers:    (855) 859-2056 (U.S. and Canada)
(404) 537-3406 (International)

Conference ID:    716 78 102

About Coeur
Coeur Mining is the largest U.S.-based primary silver producer and a significant gold producer with four precious metals mines in the Americas employing nearly 2,000 people. Coeur produces from its wholly owned operations: the Palmarejo silver-gold mine in Mexico, the San Bartolomé silver mine in Bolivia, the Rochester silver-gold mine in Nevada and the Kensington gold mine in Alaska. The Company also has a non-operating interest in the Endeavor mine in Australia in addition to net smelter royalties on the Cerro Bayo mine in Chile, the El Gallo complex in Mexico, and the Zaruma mine in Ecuador. In addition, the Company has two silver-gold feasibility stage projects - the La Preciosa project in Mexico and the Joaquin project in Argentina. The Company also conducts ongoing exploration activities in Alaska, Argentina, Bolivia, Mexico, and Nevada. The Company owns strategic investment positions in several silver and gold development companies with projects in North and South America.
Cautionary Statement
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding anticipated production, costs, capital and exploration expenditures, amortization, exploration and development efforts including the impact of discovery of new mineralization, the new mine plan at Kensington, Guadalupe development, expansion opportunities, grades, cash flow, and initiatives to create value, lower costs, operate more consistently and efficiently, achieve strong long-term free cash flow, and minimize exposure to declining metal prices. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver reserves and resources, changes that could result from Coeur's future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves and the absence of control over mining operations in which Coeur or its subsidiaries hold royalty or streaming interests and risks related to these mining operations including results of mining and exploration activities, environmental, economic and political risks of the jurisdiction in which the mining operations are located, the loss of access to any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.
W. David Tyler, Coeur's Vice President, Technical Services and a qualified person under Canadian National Instrument 43-101, supervised the preparation of the scientific and technical information concerning Coeur's mineral projects in this news release. Mineral resources are in addition to mineral reserves and do not have demonstrated economic viability. Inferred mineral resources are considered too speculative geologically to have the economic considerations applied to them that would enable them to be considered for estimation of mineral reserves, and there is no certainty that the inferred mineral resources will be realized. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see the Technical Reports for each of Coeur's properties as filed on SEDAR at www.sedar.com.
Non-U.S. GAAP Measures
We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including adjusted net income (loss), costs applicable to sales per silver equivalent ounce, and all-in sustaining costs. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe adjusted net income (loss), costs applicable to sales per silver equivalent ounce, and all-in sustaining costs are important measures in assessing the Company's overall financial performance.
Notes
1. Adjusted net income (loss), all-in sustaining costs, and costs applicable to sales per silver equivalent ounce are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP. Silver equivalence calculated using a 60:1 silver to gold ratio.
2. Costs applicable to sales for the third quarter of 2014 included adjustments of $1.6 million and $1.8 million at Palmarejo and Kensington, respectively, to reduce the carrying value of inventory to net realizable value.
3. Includes capital leases. Net of debt discount.
4. Free cash flow is defined as cash flow from operating activities less capital expenditures and royalty payments.

For Additional Information:
Bridget Freas, Director, Investor Relations
(312) 489-5819
Donna Mirandola, Director, Corporate Communications
(312) 489-5842
www.coeur.com

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Loss)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	In thousands, except share data
Revenue	$170,938	$200,825	$495,133	$577,147
COSTS AND EXPENSES
Costs applicable to sales	125,910	131,805	351,492	362,250
Amortization	41,985	60,097	123,834	166,686
General and administrative	8,515	16,240	31,809	41,492
Exploration	6,587	3,305	15,957	16,920
Litigation settlement	—	—	—	32,046
Pre-development, reclamation, and other	4,244	4,732	20,019	11,896
Total costs and expenses	187,241	216,179	543,111	631,290
OTHER INCOME (EXPENSE), NET
Fair value adjustments, net	16,105	(20,646)	(3,611)	63,905
Impairment of marketable securities	(1,092)	(870)	(4,614)	(18,097)
Interest income and other, net	(211)	(1,791)	(2,313)	2,484
Interest expense, net of capitalized interest	(11,616)	(9,662)	(36,980)	(30,324)
Total other income (expense), net	3,186	(32,969)	(47,518)	17,968
Income (loss) before income and mining taxes	(13,117)	(48,323)	(95,496)	(36,175)
Income and mining tax (expense) benefit	16,583	2,058	18,650	(32,860)
NET INCOME (LOSS)	$3,466	$(46,265)	$(76,846)	$(69,035)
OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Unrealized gain (loss) on marketable securities, net of tax of $686 and $939 for the three and nine months ended September 30, 2014, respectively	(1,086)	301	(1,487)	(10,756)
Reclassification adjustments for impairment of marketable securities, net of tax of $(423) and $(1,786) for the three and nine months ended September 30, 2014, respectively	669	870	2,828	18,097
Reclassification adjustments for realized loss on sale of marketable securities, net of tax of $(140) and $(150) for the three and nine months ended September 30, 2014, respectively	221	136	238	136
Other comprehensive income (loss)	(196)	1,307	1,579	7,477
COMPREHENSIVE INCOME (LOSS)	$3,270	$(44,958)	$(75,267)	$(61,558)

NET INCOME (LOSS) PER SHARE
Basic	$0.03	$(0.46)	$(0.75)	$(0.71)

Diluted	$0.03	$(0.46)	$(0.75)	$(0.71)

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	In thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$3,466	$(46,265)	$(76,846)	(69,035)
Adjustments:
Amortization	41,985	60,097	123,834	166,686
Accretion	3,868	4,175	12,961	15,015
Deferred income taxes	(23,437)	(1,869)	(39,142)	17,680
Loss on termination of revolving credit facility	—	—	3,035	—
Fair value adjustments, net	(15,421)	20,308	3,423	(61,487)
Litigation settlement	—	—	—	22,046
Stock-based compensation	2,505	373	7,455	3,085
(Gain) loss on sale of assets	(89)	(7)	133	(1,139)
Impairment of marketable securities	1,092	870	4,614	18,097
Other	1,088	(375)	870	(487)
Changes in operating assets and liabilities:
Receivables	7,446	(2,132)	18,297	6,515
Prepaid expenses and other current assets	3,871	(14,306)	(687)	(13,894)
Inventory and ore on leach pads	9,698	11,592	(5,821)	22,582
Accounts payable and accrued liabilities	(4,806)	(5,657)	311	(22,588)
CASH PROVIDED BY OPERATING ACTIVITIES	31,266	26,804	52,437	103,076
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(16,784)	(32,726)	(44,076)	(72,754)
Acquisitions	(13,829)	—	(16,079)	(113,214)
Purchase of short-term investments and marketable securities	(2,089)	(2,689)	(50,423)	(8,022)
Sales and maturities of short-term investments	2,856	27	3,413	6,371
Other	74	(48)	61	1,163
CASH USED IN INVESTING ACTIVITIES	(29,772)	(35,436)	(107,104)	(186,456)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of notes and bank borrowings	—	—	153,000	300,000
Payments on long-term debt, capital leases, and associated costs	(13,274)	(1,824)	(20,236)	(59,021)
Gold production royalty payments	(11,351)	(12,619)	(38,379)	(43,548)
Share repurchases	—	(14,995)	—	(27,552)
Other	(77)	(27)	(483)	(505)
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(24,702)	(29,465)	93,902	169,374
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(23,208)	(38,097)	39,235	85,994
Cash and cash equivalents at beginning of period	269,133	249,531	206,690	125,440
Cash and cash equivalents at end of period	$245,925	$211,434	$245,925	$211,434

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	September 30, 2014 (Unaudited)	December 31, 2013
ASSETS	In thousands, except share data
CURRENT ASSETS
Cash and cash equivalents	$245,925	$206,690
Investments	49,520	—
Receivables	67,599	81,074
Ore on leach pads	50,335	50,495
Inventory	127,985	132,023
Deferred tax assets	35,021	35,008
Prepaid expenses and other	19,974	25,940
	596,359	531,230
NON-CURRENT ASSETS
Property, plant and equipment, net	474,250	486,273
Mining properties, net	1,729,928	1,751,501
Ore on leach pads	41,547	31,528
Restricted assets	6,853	7,014
Marketable securities	9,162	14,521
Receivables	36,166	36,574
Debt issuance costs, net	10,315	10,812
Deferred tax assets	705	1,189
Other	10,039	15,336
TOTAL ASSETS	$2,915,324	$2,885,978
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$49,232	$53,847
Accrued liabilities and other	37,882	38,266
Debt	11,733	2,505
Royalty obligations	45,347	48,019
Reclamation	767	913
Deferred tax liabilities	1,858	1,011
	146,819	144,561
NON-CURRENT LIABILITIES
Debt	457,744	306,130
Royalty obligations	41,319	65,142
Reclamation	60,946	57,515
Deferred tax liabilities	516,715	556,246
Other long-term liabilities	29,541	25,817
	1,106,265	1,010,850
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share; authorized 150,000,000 shares, issued and outstanding 103,438,765 at September 30, 2014 and 102,843,003 at December 31, 2013	1,034	1,028
Additional paid-in capital	2,788,098	2,781,164
Accumulated other comprehensive income (loss)	(3,327)	(4,906)
Accumulated deficit	(1,123,565)	(1,046,719)
	1,662,240	1,730,567
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,915,324	$2,885,978

Adjusted Net Income Reconciliation

(Dollars in thousands except per share amounts)	3Q 2014	2Q 2014	1Q 2014	4Q 2013	3Q 2013
Net income (loss)	$3,466	$(43,121)	$(37,191)	$(581,528)	$(46,265)
Fair value adjustments, net	(13,026)	6,498	7,827	(11,289)	16,062
Stock-based compensation	2,417	2,299	2,453	1,034	356
Impairment of marketable securities	1,092	934	2,588	211	870
Accretion of royalty obligation	1,374	1,789	1,821	2,974	2,023
Write-downs	—	—	—	580,365	—
Gain on sale of building	—	—	—	(1,200)	—
Gain on commutation of reclamation bonding arrangements	—	—	—	(7,609)	—
Loss on revolver termination	—	—	3,035	—	—
Foreign exchange (gain) loss on deferred taxes	(18,801)	3,711	(3,705)	(9,685)	(30)
Adjusted net income (loss)	$(23,478)	$(27,890)	$(23,172)	$(26,727)	$(26,984)

Adjusted net income (loss) per share	$(0.23)	$(0.27)	$(0.23)	$(0.27)	$(0.27)

Reconciliation of Non-U.S. GAAP Costs Applicable to Sales per Silver Equivalent Ounce
for Three Months Ended September 30, 2014

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$62,481	$25,564	$29,077	$1,998	$119,120	$47,555	$166,675
Amortization	16,493	5,117	5,359	909	27,878	12,887	40,765
Costs applicable to sales	$45,988	$20,447	$23,718	$1,089	$91,242	$34,668	$125,910
Silver equivalent ounces sold	3,021,448	1,438,409	1,602,676	141,291	6,203,824
Gold ounces sold						37,009
Costs applicable to sales per ounce	$15.22	$14.22	$14.80	$7.71	$14.71	$937

Treatment and refining costs							1,425
Sustaining capital							12,239
General and administrative							8,515
Exploration							6,587
Reclamation							2,041
Project/pre-development costs							2,154
All-in sustaining costs							$158,871
Silver equivalent ounces sold							6,203,824
Kensington silver equivalent ounces sold							2,220,540
Consolidated silver equivalent ounces sold							8,424,364
All-in sustaining costs per silver equivalent ounce							$18.86

Reconciliation of Non-U.S. GAAP Costs Applicable to Sales per Silver Equivalent Ounce
for Three Months Ended June 30, 2014

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$67,595	$25,550	$29,406	$1,701	$124,252	$34,784	$159,036
Amortization	18,044	4,855	5,025	859	28,783	11,566	40,349
Costs applicable to sales	$49,551	$20,695	$24,381	$842	$95,469	$23,218	$118,687
Silver equivalent ounces sold	3,528,219	1,494,100	1,544,456	106,126	6,672,901
Gold ounces sold						23,028
Costs applicable to sales per ounce	$14.04	$13.85	$15.79	$7.94	$14.31	$1,008

Treatment and refining costs							963
Sustaining capital							17,617
General and administrative							9,398
Exploration							5,153
Reclamation							1,964
Project/pre-development costs							6,388
All-in sustaining costs							$160,170
Silver equivalent ounces sold							6,672,901
Kensington silver equivalent ounces sold							1,381,680
Consolidated silver equivalent ounces sold							8,054,581
All-in sustaining costs per silver equivalent ounce							$19.89

Reconciliation of Non-U.S. GAAP Costs Applicable to Sales per Silver Equivalent Ounce
for Three Months Ended March 31, 2014

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$62,233	$23,358	$19,159	$2,135	$106,885	$39,240	$146,125
Amortization	18,659	4,457	4,451	953	28,520	10,709	39,229
Costs applicable to sales	$43,574	$18,901	$14,708	$1,182	$78,365	$28,531	$106,896
Silver equivalent ounces sold	3,261,982	1,357,307	1,160,829	146,842	5,926,960
Gold ounces sold						28,386
Costs applicable to sales per ounce	$13.36	$13.93	$12.67	$8.05	$13.22	$1,005
Treatment and refining costs							1,561
Sustaining capital							12,851
General and administrative							13,896
Exploration							4,217
Reclamation							1,914
Project/pre-development costs							4,325
All-in sustaining costs							$145,660
Silver equivalent ounces sold							5,926,960
Kensington silver equivalent ounces sold							1,703,160
Consolidated silver equivalent ounces sold							7,630,120
All-in sustaining costs per silver equivalent ounce							$19.09

Reconciliation of Non-U.S. GAAP Costs Applicable to Sales per Silver Equivalent Ounce
for Three Months Ended December 31, 2013

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$75,690	$25,513	$19,167	$1,741	$122,111	$41,590	$163,701
Amortization	35,894	4,851	2,529	801	44,075	18,218	62,293
Costs applicable to sales	$39,796	$20,662	$16,638	$940	$78,036	$23,372	$101,408
Silver equivalent ounces sold	3,649,557	1,485,217	1,000,568	112,965	6,248,307
Gold ounces sold						34,533
Costs applicable to sales per ounce	$10.90	$13.91	$16.63	$8.32	$12.49	$677
Treatment and refining costs							2,494
Sustaining capital							23,278
General and administrative							13,851
Exploration							5,440
Reclamation							938
Project/pre-development costs							1,822
All-in sustaining costs							$149,231
Silver equivalent ounces sold							6,248,307
Kensington silver equivalent ounces sold							2,071,980
Consolidated silver equivalent ounces sold							8,320,287
All-in sustaining costs per silver equivalent ounce							$17.94

Reconciliation of Non-U.S. GAAP Costs Applicable to Sales per Silver Equivalent Ounce
for Three Months Ended September 30, 2013

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$100,314	$22,461	$20,456	$2,769	$146,000	$45,570	$191,570
Amortization	33,475	4,788	2,518	898	41,679	18,086	59,765
Costs applicable to sales	$66,839	$17,673	$17,938	$1,871	$104,321	$27,484	$131,805
Silver equivalent ounces sold	4,894,600	1,334,066	1,133,504	185,505	7,547,675
Gold ounces sold						30,752
Costs applicable to sales per ounce	$13.66	$13.25	$15.83	$10.09	$13.82	$894

Treatment and refining costs							2,408
Sustaining capital							27,978
General and administrative							16,240
Exploration							3,305
Reclamation							968
Project/pre-development costs							3,546
All-in sustaining costs							$186,250
Silver equivalent ounces sold							7,547,675
Kensington silver equivalent ounces sold							1,845,120
Consolidated silver equivalent ounces sold							9,392,795
All-in sustaining costs per silver equivalent ounce							$19.83